                                                                   EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of January 1, 1997, between UNIVERSITY ONLINE, INC., a corporation organized and existing under the laws of the State of Delaware ("UOL") and DIANA S. FARRELL ("Farrell").

         WHEREAS, UOL desires to employ Farrell and Farrell desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of UOL's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of UOL, having been acquired through UOL's efforts and the expenditure of considerable time and money, are among the principal assets of UOL; and

         WHEREAS, the parties hereby acknowledge that as a result of the position(s) in which Farrell is and will be employed, Farrell has developed and will continue to develop special skills and knowledge peculiar to UOL's business, whereby she has become and will continue to become, through her employment with UOL, acquainted with the identities of the clients and customers of UOL, and has acquired and will continue to acquire access to the techniques of UOL in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the Covenants set forth in Section 8 of this Agreement are necessary for the reasonable and proper protection of UOL's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of UOL's business, and that such Covenants constitute a material portion of the consideration for Farrell's employment hereunder.

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. UOL agrees to employ Farrell, and Farrell agrees to be employed, as Vice President of Sales and Marketing, of UOL, or in such other position as the Board of Directors may from time to time assign, for a term of two (2) years commencing January 1, 1997 and ending December 31, 1998 (the "Initial Term"), unless such employment is sooner terminated as provided herein.

         2. Renewal Terms. Unless either party provides written notice to the other of its/her intention not to renew this Agreement at least sixty (60) days prior to the expiration of the Initial Term (or then-current renewal term hereof), this Agreement shall be automatically renewed for consecutive additional one (1) year renewal terms, subject to the termination provisions set forth in Section 7 hereof.

         3. Compensation. In consideration of Farrell's services hereunder, UOL shall, beginning with the pay period commencing July 1, 1996, pay Farrell a minimum annual base salary of One Hundred Forty-Two Thousand and 00/100 Dollars ($142,000) per annum, payable in equal monthly installments in accordance with UOL's normal payroll practices, plus an annual performance bonus of up to fifty percent (50%) of Farrell's base salary in an amount to be determined by the Board of Directors of UOL in its sole discretion, based upon the achievement of specified goals to be established by the Board during the term hereof. Farrell's total compensation shall be reviewed by the Board of Directors of UOL on an annual basis during the term hereof (including renewal terms) and may be increased as UOL deems appropriate in its sole discretion.

         4. Employee Benefits; Vacation. During the term of this Agreement, Farrell shall be eligible to receive and/or participate in all employee benefits that are offered by UOL to its executive employees, including, without limitation, UOL's contributory (80% paid by UOL and 20% paid by employee) major medical, dental and life insurance plan, and coverage under UOL's long term disability plan (100% paid by employee). During the term hereof, Farrell shall be entitled to receive thirteen (13) hours of paid vacation for each month of completed service (i.e., four weeks per calendar year) during the term hereof. No more than forty hours (i.e., five (5) days) of accrued but unused vacation may be carried over by Farrell from one calendar year to the next during the term hereof without prior written approval of UOL.

         5. Reimbursement of Expenses. Farrell is authorized to incur reasonable expenses in connection with the business of UOL including expenses for travel and similar items. UOL will reimburse Farrell for all previously approved reasonable expenses upon itemized account of expenditures.

         6. Illness or Disability. Farrell shall receive full compensation for any period of illness or disability during the term of this Agreement until such time as she receives benefits under the long term disability insurance coverage referred to in Section 4, supra; provided, however, that such interim period of compensation for illness or disability shall not exceed six (6) months. Notwithstanding the foregoing, UOL shall have the right to terminate this Agreement without further obligation to Farrell if such illness or disability shall be of such a character as totally to disable Farrell from rendering any services to UOL for a period of more than six (6) consecutive months on giving at least thirty (30) days' written notice of intention to do so.

         7. Termination of Employment. Farrell's employment hereunder is employment at will, and either UOL or Farrell may terminate this Agreement and Farrell's employment at any time, with or without cause.

                 a. Severance Benefit Payable. If Farrell terminates this Agreement for Good Reason (as defined below), or if UOL terminates the Agreement other than (i) for Cause (defined below) or (ii) due to Farrell's Disability as described in Section 6 hereof, Farrell shall be entitled to receive, as her exclusive remedy for such termination, the severance benefit set forth in subsection 8d hereof (the "Severance Benefit"). Such Severance Benefit shall be payable to Farrell in equal monthly installments consistent with UOL's standard payroll practices, the first of such installments to be due within thirty (30) days after termination hereof. In order, however, to invoke termination for "Good Reason" hereunder, Farrell must communicate such termination in advance and by written notice to UOL, which written notice (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Farrell's employment under the provision so indicated and (iii) specifies the termination date (which date shall not be more than thirty (30) days after the giving of such notice).

                 b. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any request that Farrell relocate outside the Washington, D.C. metropolitan area, or any material reduction in Farrell's duties, titles, authority or position with UOL, excluding any isolated, unsubstantial or inadvertent action not taken in bad faith and which is remedied by UOL promptly after receipt of notice thereof given by Farrell; provided, however, that no severance benefit shall be payable to Farrell based upon a termination of this Agreement for Good Reason unless such termination is properly noticed and takes effect within thirty (30) days after the occurrence of such Good Reason.

                 c. Cause. For purposes of this Agreement, "Cause" shall mean drug or alcohol abuse, conviction of a felony or crime involving moral turpitude, a material breach of this Agreement, or any willful or grossly negligent act or omission by Farrell having a material adverse effect on the business of UOL.

                 d. Amount of Severance Benefit. The amount of the Severance Benefit shall equal nine (9) months of Farrell's Base Salary, less applicable withholdings for taxes, plus six (6) months of those employer-paid benefits customarily provided by UOL to its executive employees.

         8.      Restrictive Covenants.

                 a. Noncompetition. Farrell agrees that during, and for a period of two (2) years after, the later of termination or expiration of this Agreement and her employment with UOL, she will not: (a) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity that provides products or services competitive with those currently provided by UOL or those UOL is providing as of the date of termination of Farrell's employment with UOL; or
(b) have any ownership or financial interest, directly or indirectly, in any entity that provides products or services competitive with those currently provided by UOL or those UOL is providing as of the date of termination of Farrell's employment with UOL, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Farrell owns less than 2% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of UOL. Notwithstanding the foregoing, Farrell shall not be bound by the terms of this subsection 8a if the Agreement is terminated by UOL and such termination is without Cause as defined herein.

                 b. Nonsolicitation. During Farrell's employment with UOL, and for the two (2) year period of time described in Section 8a hereof, Farrell agrees not to solicit or conduct business with any client or customer of UOL (past or present), whether or not UOL is doing work for such client or customer as of the date of termination of Farrell's employment with UOL, as well as any prospective client or customer of UOL, or to contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of UOL for the purpose of inducing that employee to terminate his/her employment with UOL or act in any way that would be contrary to the best interests of UOL.

                 c. Nondisclosure. During and after Farrell's employment with UOL, Farrell agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, or use for personal profit or gain, any confidential or proprietary information of UOL, regardless of whether the same shall be or may have been originated, discovered or invented by Farrell or by Farrell in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of UOL, as well as products, designs, business plans, proposed business development, marketing strategies, customers requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earnings, computer software and reporting systems; and the procedures, systems and business methods of UOL.

                 d. Geographic Scope of Restrictive Covenants. The geographic area in which Farrell shall not engage in any of the prohibited activities listed in subsections 8a and 8b hereof shall be limited to: (a) the continental United States; (b) the State of California; (c) the State of Texas;
(d) the State of Virginia; (e) all other states in which UOL has customers or otherwise conducts business; (f) the area within a 50 mile radius of UOL's place of business in Falls Church, Virginia; and (g) the area within a 50 mile radius of Waxahachie, Texas.

                 e. Additional Consideration. As additional consideration for Farrell's agreement to be bound by the terms of this Section 8, Farrell shall receive from UOL a lump sum payment of Two Thousand Five Hundred and 00/100 Dollars ($2,500) (the "Additional Consideration"). Farrell hereby acknowledges that she would not be entitled to receive the Additional Consideration but for her agreement to be bound by the provisions of this
Section 8.

         9. Remedies for Breach. Farrell hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 hereof (the "Covenants") would result in immediate and irreparable harm to UOL, and that UOL's remedies at law, including, without limitation, the award of money damages, would be inadequate relief to UOL for any such violation. Therefore, any violation or threatened violation by Farrell of the Covenants shall give UOL the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies UOL may have, at law or in equity.

         10. Notice of Subsequent Employment; Etc. Farrell agrees that she shall, during the two (2) year period following the termination of his employment with UOL, give reasonable written notice to UOL of the names and addresses of each person, firm, corporation or other entity by whom she is employed or for whom she acts as director, agent, representative, member, associate or consultant. Farrell further agrees that if at any time during such two (2) year period she conducts business on her own account, or through a proprietary interest in any business, firm, partnership or other entity, or as contractor, or owns any stock in a corporation, Farrell shall give written notice to UOL of the name, address and nature of any such business.

         11.     Return of UOL Property;  Assignment of Inventions.

                 a. Return of Property. Upon the termination of Farrell's employment with UOL for any reason, Farrell shall leave with or return to UOL all personal property belonging to UOL ("UOL Property") that is in Farrell's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such UOL Property contains confidential or proprietary information of UOL as described in Section 8c hereof.

                 b. Assignment of Inventions. If at any time or times during Farrell's employment, Farrell shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of UOL or any of the products or services being developed, manufactured or sold by UOL or that may be used in relation therewith, (b) results from tasks assigned him by UOL or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by UOL, such Developments and the benefits thereof shall immediately become the sole and absolute property of UOL and its assigns, and Farrell shall promptly disclose to UOL (or any persons designated by it) each such Development and hereby assigns any rights Farrell may have or acquire in the Developments and benefits and/or rights resulting therefrom to UOL and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to UOL.

                 Upon disclosure of each Development to UOL, Farrell will, during her employment and at any time thereafter, at the request and expense of UOL, sign, execute, make and do all such deeds, documents, acts and things as UOL and its duly authorized agents may reasonably require:

                          (i) to apply for, obtain and vest in the name of UOL alone (unless UOL otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                          (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

         In the event UOL is unable, after reasonable effort, to secure Farrell's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Farrell's physical or mental incapacity or for any other reason, Farrell hereby irrevocably designates and appoints UOL and its duly authorized officers and agents as Farrell's agents and attorneys-in-fact, to act for and in behalf of Farrell and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Farrell.

         12. Survival. The provisions of Sections 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.

         13. Effect of Agreement. This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Farrell and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

         14. Governing Law. The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

                   [The next page is the Signature Page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.


                                  UNIVERSITY ONLINE, INC.



                                  By:  /s/ Carl N. Tyson
                                      ------------------------------
                                  Name: Carl N. Tyson
                                       -----------------------------
                                  Title: President
                                        ----------------------------




                                   /s/ Diana S. Farrell
                                  ----------------------------(SEAL)
                                  Diana S. Farrell

                                                                   EXHIBIT 10.22


                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT


            THIS FIRST AMENDMENT (the "First Amendment") to that certain EMPLOYMENT AGREEMENT (the "Employment Agreement"), dated as of January 1, 1997, by and between UOL PUBLISHING, INC. (f/k/a University Online, Inc.), a Delaware corporation (the "Employer"), and DIANA S. FARRELL (the "Employee"), is dated and effective as of October 1, 1997. Unless the context shall otherwise require or as specifically defined in this First Amendment, capitalized terms used herein shall have the respective meanings ascribed to them in the Employment Agreement.

                                   WITNESSETH:

            WHEREAS, the Employer and the Employee have entered into the Employment Agreement; and

            WHEREAS, the parties hereto desire to amend and modify the Employment Agreement to modify Employee's obligations following termination of Employee's employment with Employer;

            NOW, THEREFORE, in consideration of the above premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Section 8a of the Employment Agreement is hereby amended by deleting the words "two (2) years after" from the second line thereof and replacing such words with "nine (9) months after".

            2. Section 8b of the Employment Agreement is hereby amended by deleting the words "two (2) year period" in the second line thereof and replacing such words with "nine (9) month period".

            3. Section 10 of the Employment Agreement is hereby deleted in its entirety.

            4. Except as specifically amended or modified by this First Amendment, the terms and conditions of the Employment Agreement shall be restated as of the date hereof and shall otherwise remain unimpaired, unaffected, and unchanged in every particular as set forth in the Employment Agreement.

            5. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same First Amendment.


           IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement as of the day and year first above written.


                       EMPLOYER:

                       UOL PUBLISHING, INC.



                       By:  /s/ Carl N. Tyson
                           -------------------------------

                       Name: Carl N. Tyson
                            ------------------------------

                       Title: President
                             -----------------------------



                       EMPLOYEE:



                        /s/ Diana S. Farrell        (SEAL)
                       -----------------------------
                       Diana S. Farrell






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